Exhibit 10.6
SWIFT CORPORATION
2007 OMNIBUS INCENTIVE PLAN
FORM OF AWARD NOTICE

GRANTEE:

TYPE OF AWARD:	Nonqualified Stock Option (See below and refer to the Plan for limitations)

NUMBER OF SHARES:

EXERCISE PRICE PER SHARE:	$

DATE OF GRANT:	October ___, 2007

EXPIRATION DATE:	October ___, 2017
     1. Grant of Option. This Award Notice serves to notify you that Swift Corporation, a Nevada corporation (the “Company”), hereby grants to you, under the Company’s 2007 Omnibus Incentive Plan (as amended, the “Plan”), an option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares set forth above (the “Option Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), at the price per Share set forth above (the “Exercise Price”). The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is available from the Company’s Chief Financial Officer upon request. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice and not otherwise defined herein are defined in the Plan.
     2. Term. Unless the Option is previously terminated pursuant to the terms of the Plan, the Option will expire at the close of business on the expiration date set forth above (the “Expiration Date”).
     3. Vesting and Exercisability.
     Subject to the terms and conditions set forth in this Award Notice and the Plan:
     (a) Vesting. The Option will vest (i) upon the occurrence of the earliest of a Sale (as defined below) or a Change in Control (as defined below) or, if earlier (ii) in accordance with the following schedule:

Cumulative Percentage of
Vesting Date	Option Shares Vested
Third Anniversary of the date of grant set forth above (“Grant Date”)	33 1/3%

Fourth Anniversary of Grant Date	66 2/3%

Fifth Anniversary of Grant Date	100%
     No vesting shall occur following termination of your employment with the Company or any Subsidiary.
     (b) Exercisability. To the extent vested, the Option will become exercisable simultaneous with the closing of the earlier of (i) an Initial Public Offering, or (ii) a Sale (as defined below), or (iii) a Change In Control (as defined below). For purposes of this Award Notice, “Sale” means a sale (whether by reorganization, merger, consolidation, or otherwise) of more than 50% of the Company’s stock to another person(s).
     4. Exercise.
     (a) Method of Exercise. To the extent exercisable under Section 3, the Option may be exercised in whole or in part, provided that the Option may not be exercised for less than one (1) share of Common Stock in any single transaction. The Option shall be exercised by your giving written notice of such exercise to the Company specifying the number of Option Shares that you elect to purchase and the Exercise Price to be paid. Upon your payment of the Exercise Price and the Company’s determination that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as the Company may impose pursuant to the Plan, the Company shall issue to you a certificate for the Option Shares purchased on the earliest practicable date (as determined by the Company) thereafter.
     (b) Payment of Exercise Price. To the extent permissible under the Plan, the Exercise Price may be paid as follows:
(i)	In United States dollars in cash or by check, bank draft, or money order payable to the Company;

(ii)	At the sole discretion of the Committee, through the delivery of shares of Common Stock with an aggregate Fair Market Value at the date of such delivery equal to the Exercise Price; provided, however, that in no event shall shares of Common Stock held by you for less than six (6) months be used as payment thereof;

(iii)	Subject to any and all limitations imposed by the Committee from time to time (which may not be uniform), a “cashless exercise,” whereby you would (A) irrevocably instruct a broker or dealer to sell, on your behalf, Option Shares to be issued upon exercise pursuant to this Award Notice and deliver cash sale proceeds derived therefrom to the Company in payment of the Exercise Price and (B) direct the Company to deliver such Option Shares directly to such broker or dealer;

(iv)	Any other method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform); or

(v)	At the sole discretion of the Committee, in any combination of Section 4(b)(i), 4 (b)(ii), 4(b)(iii), and 4(b)(iv) above.
The Committee in its sole discretion shall determine acceptable methods for surrendering Common Stock or Option Shares as payment upon exercise of the Option and may impose such limitations and conditions on the use of Common Stock or Option Shares to exercise the Option as it deems appropriate. Among other factors, the Committee will consider the restrictions of Rule 16b-3 of the Exchange Act, Section 402 of the Sarbanes-Oxley Act, and any successor laws, rules, or regulations.
     (c) Withholding. The exercise of the Option is conditioned upon your making arrangements satisfactory to the Company for the payment to the Company of the amount of all taxes required by any governmental authority to be withheld and paid over by the Company to the governmental authority on account of the exercise. The payment of such withholding taxes to the Company may be made by one or any combination of the following methods: (i) in cash or by check, (ii) by the Company withholding such taxes from any other compensation owed to you by the Company or any Subsidiary, (iii) pursuant to a cashless exercise program as contemplated in Section 4(b)(iii) above, or (iv) any other method approved or accepted by the Committee in its sole discretion, subject, in the case of Section 4(c)(iii) and this Section 4(c)(iv), to any and all limitations imposed by the Committee from time to time (which may not be uniform) as contemplated in Section 4(b)(iii) and Section 4(b)(iv) above.
     5. Effect of Death. In the event of your death prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your death, but only: (a) by your estate, (b) to the extent that the Option was vested and exercisable on the date of your death, and (c) prior to the close of business on the Expiration Date of the Option.
     6. Effect of Disability. In the event of your Disability (as defined below) prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within one (1) year after the date of your Disability, but only: (a) to the extent that the Option was vested and exercisable on the date of your Disability, and (b) prior to the close of business on the Expiration Date of the Option. The term “Disability” means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.
     7. Effect of Other Termination.
     (a) With Cause. Upon your termination by the Company or a Subsidiary for Cause (as defined below) prior to the complete exercise of the Option, the remaining portion of the Option, whether or not then exercisable, shall be forfeited as of the date of such termination and shall no longer be exercisable on or after such date of termination.
     (b) Without Cause. Upon your termination for a reason other than death, Disability, or Cause (as defined below) prior to the complete exercise of the Option, the remaining portion of the Option may be exercised in whole or in part, subject to all of the conditions on exercise imposed by the Plan and this Award Notice, within three (3) months after the later of the date of such termination or the closing of an Initial Public Offering, but only: (i) to the extent that the Option was vested and exercisable on the date of such termination and (ii) prior to the Expiration Date of the Option.
     (c) “Cause” Defined. The term “Cause” means (i) your willful and continued failure substantially to perform your duties with the Company or a Subsidiary after written warnings identifying the lack of substantial performance are delivered to you to identify the manner in which the Company or a Subsidiary believes that you have not substantially performed your duties, (ii) your willful engaging in illegal conduct which is materially and demonstrably injurious to the Company or any Subsidiary, (iii) your commission of a felony, (iv) your material breach of a fiduciary duty owed by you to the Company or any Subsidiary, (v) your intentional, unauthorized disclosure to any person of confidential information or trade secrets of a material nature relating to the business of the Company or any Subsidiary, (vi) your material breach of any employment agreement between you and the Company or any Subsidiary, or (vii) your engaging in any conduct that the Company’s or a Subsidiary’s written rules, regulations, or policies specify as constituting grounds for discharge.
     8. Effect of Change In Control.
     (a) In General. Upon the occurrence of a Change In Control (as defined below), the unvested portion of the Option shall immediately vest and become exercisable as of the date of the occurrence of such event.
     (b) “Change In Control” Defined. The term “Change In Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 5.01 of a Current Report on Form 8-K, as in effect on

December 31, 2004, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as:
     (i) Any “person” within the meaning of Section 14(d)(2) of the Exchange Act and Section 13(d)(3) of the Exchange Act, other than a Permitted Holder (as defined below) becomes the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than seventy-five percent (75%) of the outstanding securities of the acquiring corporation (or the parent thereof) ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors;
     (ii) Individuals who constitute the Board at the time of the adoption of the Company’s 2007 Omnibus Incentive Plan, (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such time, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-fourths (3/4) of the directors comprising the Incumbent Board, either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of directors of the Company, as such terms are used in Rule 14a-11 under the Exchange Act as in effect on January 23, 2000, or “tender offer,” as such term is used in Section 14(d) of the Exchange Act), shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board;
     (iii) Upon the consummation by the Company of a reorganization, merger, or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger, or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than seventy-five percent (75%) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or
     (iv) Upon the approval by the Company’s stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.
     (c) “Permitted Holder” Defined. The term “Permitted Holder” means: (i) the Company or a Subsidiary, (ii) any employee benefit plan sponsored by the Company or any Subsidiary, or (iii) Jerry or Vickie Moyes or their children or grandchildren (“Family Members”) or a trust, corporation, partnership, limited partnership, limited liability company, or other such entity, so long as at least eighty percent (80%) of the beneficial interests of the entity are held by Mr. or Mrs. Moyes and/or one or more Family Members, where such person(s) or entity acquired their Company stock from Mr. or Mrs. Moyes or The Jerry and Vickie Moyes Family Trust dated 12/11/87.
     9. Notice of Disposition of Shares. You hereby agree that you shall promptly notify the Company of the disposition of any of the Option Shares acquired upon exercise of the Option, including a disposition by sale, exchange, gift, or transfer of legal title, if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the date that you exercise the Option and acquire such Option Shares.
     10. Nonassignability. The Option may not be alienated, transferred, assigned, or pledged. Except as otherwise provided by Section 5 of this Award Notice, the Option is only exercisable by you during your lifetime.
     11. Limitation of Rights. You will not have any rights as a stockholder with respect to the Option Shares until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option, nor this Award Notice gives you any right to remain in the employment of the Company or any Subsidiary.
     12. Rights of the Company and Subsidiaries. This Award Notice does not affect the right of the Company or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize, or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock, or other securities, including preferred stock, or options therefore, dissolve or liquidate, or sell or transfer any part of its assets or business.
     13. Restrictions on Issuance of Shares. If at any time the Company determines that the listing, registration, or qualification of the Option Shares upon any securities exchange or quotation system, or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Nor shall the Company have any obligation to issue any Option Shares on exercise of the Option if, in the judgment of the Board, such issuance may result in or contribute to the termination of the Company’s election as a S corporation for federal income tax purposes or the Board requests that you become a party to any then extant shareholder agreement by and among some or all of the shareholders of the Company and you fail or refuse to become a party to such agreement.
     14. Right to Repurchase Upon Triggering Event or Pre-IPO Termination.
     (a) The Company, at its discretion, may repurchase the Option Shares if a Triggering Event or Pre-IPO Termination, as defined below, occurs. The Company shall exercise its rights hereunder by written notification to you to be given within one hundred eighty (180) days after the Board becomes aware of a Triggering Event or within thirty (30) days of a Pre-IPO Termination; provided, if you have held the Option Shares for less than six (6) months, then the Company’s rights hereunder shall be exercised solely by giving written notification to you within (i) in the case of a Triggering Event, the one hundred eighty (180) day period or (ii) in the case of a Pre-IPO Termination, the thirty (30) day period, in each case measured from the date as of which the six (6) months have passed.
     (b) A “Triggering Event” shall mean your employment is involuntarily terminated (or voluntarily terminates) because you are convicted for fraud, embezzlement, theft, or breach of any fiduciary duty. A repurchase of Option Shares in the event of a Triggering Event shall be for the Exercise Price.
     (c) “Pre-IPO Termination” shall mean your employment is terminated for any reason, other than a Triggering Event, prior to the date of an Initial Public Offering. A repurchase of Option Shares in the event of a Pre-IPO Termination shall be for the Fair Market Value of the Option Shares on the date of such Pre-IPO Termination.
     (d) The failure of the Company to exercise its right to repurchase with respect to one event shall not preclude later exercise of the right to repurchase with respect to another event provided that all of the conditions of such later exercise set forth above have been met.
     15. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.
     16. Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend, or terminate the Option with your consent.
     17. Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

     18. Notices. All notices and other communications to the Company required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt requested, or by telex or telecopier, addressed to the Company’s office at 2200 South 75th Avenue, Phoenix, Arizona 85043, Attn: Chief Financial Officer. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited in the United States mail in the manner specified herein, and each such notice and other communication delivered by telex or telecopier shall be deemed to have been given when it is so transmitted and the appropriate answer back is received.
* * * * * * * * * *
Dated: October ___, 2007.

SWIFT CORPORATION
By:
Jerry Moyes, Chief Executive Officer, President,
Treasurer, and Secretary

ACKNOWLEDGEMENT
     The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and the Company regarding the Options granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.
Dated:                     , 2007.
Grantee: